Exhibit 8(c)

                           ADMINISTRATION AGREEMENT
                           ------------------------


      AGREEMENT, dated [         ], 2007, between BlackRock Large Cap Series
Funds, Inc. (the "Corporation"), a Maryland corporation, on behalf of itself and each of its series listed on Exhibit A (each a "Fund" and together the "Funds"), and BlackRock Advisors, LLC (the "Administrator"), a Delaware limited liability company.

      WHEREAS, the Administrator has agreed to furnish administration services to the Corporation, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and each Fund;

      WHEREAS, the Board of Directors of the Corporation has established and designated each Fund as a series of the Corporation;

      WHEREAS, the Corporation is one of the "feeder" funds for and invests all of its assets in Master Large Cap Series Trust, which serves as the "master" portfolio and has the same investment objective and policies as the Corporation;

      WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Administrator is willing to furnish such services upon the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

      1. In General. The Administrator agrees, all as more fully set forth herein, to act as administrator to the Funds and to supervise and arrange for the day today operations of each Fund.

      2. Duties and Obligations of Administrator with Respect to the Administration of the Corporation. The Administrator agrees to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Funds' Custodian, Transfer Agent and Dividend Disbursing Agent and other service providers) for the Funds. To the extent requested by the Corporation, the Administrator agrees to provide the following administrative services:

            (a) Oversee the determination and publication of each Fund's net asset value in accordance with the Funds' policy as adopted from time to time by the Board of Directors;

            (b) Oversee the maintenance by the Funds' Custodian and Transfer Agent and Dividend Disbursing Agent of certain books and records of the Funds as required under Rule 31a1(b)(4) of the 1940 Act and maintain (or oversee maintenance by such other persons as approved by the Board of Directors) such other books and records required by law or for the proper operation of the Funds;

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            (c) Oversee the preparation and filing of each Fund's federal, state and local income tax returns and any other required tax returns;

            (d) Review the appropriateness of and arrange for payment of each Fund's expenses;

            (e) Prepare for review and approval by officers of the Corporation financial information for the Corporation's semiannual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

            (f) Prepare for review by an officer of the Corporation the Corporation's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form NSAR, Form NCSR, Form NPX, Form NQ, and such other reports, forms and filings, as may be mutually agreed upon;

            (g) Prepare such reports relating to the business and affairs of the Funds as may be mutually agreed upon and not otherwise appropriately prepared by the Funds' custodian, counsel or auditors;

            (h) Make such reports and recommendations to the Board of Directors concerning the performance of the independent accountants as the Board of Directors may reasonably request or deems appropriate;

            (i) Make such reports and recommendations to the Board of Directors concerning the performance and fees of the Funds' Custodian and Transfer and Dividend Disbursing Agent as the Board of Directors may reasonably request or deems appropriate;

            (j) Oversee and review calculations of fees paid to the Funds' service providers;

            (k) Oversee the Corporation's portfolio and perform necessary calculations as required under Section 18 of the 1940 Act;

            (l) Consult with the Corporation's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Funds and monitor financial and shareholder accounting services;

            (m) Determine the amounts available for distribution as dividends and distributions to be paid by each Fund to its shareholders; prepare and arrange for the printing of dividend notices to shareholders; and provide the Funds' dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Funds' dividend reinvestment plan;

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            (n) Prepare such information and reports as may be required by any banks from which a Fund borrows funds;

            (o) Provide such assistance to the Custodian and the Corporation's counsel and auditors as generally may be required to properly carry on the business and operations of the Funds;

            (p) Respond to or refer to the Corporation's officers or transfer agent, shareholder (including any potential shareholder) inquiries relating to the Funds; and

            (q) Supervise any other aspects of the Funds' administration as may be agreed to by the Corporation and the Administrator.

      All services are to be furnished through the medium of any directors, officers or employees of the Administrator or its affiliates as the Administrator deems appropriate in order to fulfill its obligations hereunder.

      The Funds will reimburse the Administrator or its affiliates for all out of pocket expenses incurred by them in connection with the performance of the administrative services described in this paragraph 2. The Funds will reimburse the Administrator and its affiliates for their costs in providing accounting services to the Funds.

      3. Covenants. (a) In the performance of its duties under this Agreement, the Administrator shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and all applicable Rules and Regulations of the Securities and Exchange Commission; (ii) any other applicable provision of law; (iii) the provisions of the Charter and By Laws of the Corporation, as such documents are amended from time to time; (iv) the investment objectives and policies of the Funds as set forth in the Corporation's Registration Statement on Form N1-A and/or the resolutions of the Board of Directors; and (v) any policies and determinations of the Board of Directors of the Corporation and

            (b) In addition, the Administrator will treat confidentially and as proprietary information of each Fund all records and other information relative to that Fund, and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

      4. Services Not Exclusive. Nothing in this Agreement shall prevent the Administrator or any officer, employee or other affiliate thereof from acting as administrator for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Administrator or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others

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for whom it or they may be acting; provided, however, that the
Administrator will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

      5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Corporation and the Funds are the property of the Corporation and further agrees to surrender promptly to the Corporation any such records upon the Corporation's request. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      6. Expenses. During the term of this Agreement, the Administrator will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors' fees of any officers or directors of the Corporation who are affiliated persons (as defined in the 1940 Act) of the Administrator; provided that the Board of Directors of the Corporation may approve reimbursement to the Administrator of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations, (including, without limitation, compliance matters) (other than the provision of administrative services required to be provided hereunder) of all personnel employed by the Administrator who devote substantial time to Fund operations or the operations of other investment companies administered by the Administrator.

      7. Compensation of the Administrator. (a) The Corporation agrees to pay to the Administrator and the Administrator agrees to accept as full compensation for all services rendered by the Administrator as such, a monthly fee (the "Administration Fee") in arrears at an annual rate equal to the amount set forth in Schedule A hereto of the average daily value of each Fund's Net Assets. "Net Assets" means the total assets of a Fund minus the sum of the accrued liabilities. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.


            (b) For purposes of this Agreement, the net assets of the Funds shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the Corporation for calculating the value of the Funds' assets or delegating such calculations to third parties.


      8. Indemnity. (a) The Corporation may, in the discretion of the Board of Directors of the Corporation, indemnify the Administrator, and each of the Administrator's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Administrator's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding,

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whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Corporation and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Corporation or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or
(iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i)through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Corporation and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Corporation and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Directors of the Corporation.

            (b) The Corporation may make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought thereunder if the Corporation receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Corporation unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Directors of the Corporation determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide security for such Indemnitee undertaking, (B) the Corporation shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of Directors of the Corporation who are neither "interested persons" of the Corporation (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

            (c) All determinations with respect to the standards for indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or
(2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non Party Directors of the Corporation, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the

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expense of defending any proceeding shall be authorized and shall be made in accordance with the immediately preceding clause (2) above.

      The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

      9. Limitation on Liability. The Administrator will not be liable for any error of judgment or mistake of law or for any loss suffered by Administrator or by the Funds in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this Section 9(a), the term "Administrator" shall include any affiliates of the Administrator performing services for the Corporation contemplated hereby and partners, directors, officers and employees of the Administrator and of such affiliates.

      10. Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Funds as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Funds for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Corporation's Board of Directors or the vote of a majority of the outstanding voting securities of each Fund at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Corporation at any time, without the payment of any penalty, upon giving the Administrator 60 days' notice (which notice may be waived by the Administrator), provided that such termination by the Corporation shall be directed or approved by the vote of a majority of the Directors of the Corporation in office at the time or by the vote of the holders of a majority of the voting securities of each Fund at the time outstanding and entitled to vote, or by the Administrator on 60 days' written notice (which notice may be waived by the Corporation). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)

      11. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

      12. Amendment of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of Directors of the Corporation, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a majority of the outstanding voting securities of each Fund.

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      13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions, conflict with the applicable provisions of the 1940 Act, the latter shall control.

      14. Use of the Name BlackRock. The Administrator has consented to the use by the Corporation of the name or identifying word "BlackRock" in the name of the Corporation and each Fund. Such consent is conditioned upon the employment of the Administrator as the investment Administrator to the Corporation. The name or identifying word "BlackRock" may be used from time to time in other connections and for other purposes by the Administrator and any of its affiliates. The Administrator may require the Corporation to cease using "BlackRock" in the name of the Corporation and the Funds if the Corporation ceases to employ, for any reason, the Administrator, any successor thereto or any affiliate thereof as investment Administrator of the Corporation.

      15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

      16. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

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            IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                                        BLACKROCK LARGE CAP SERIES FUNDS, INC.


                                        By:
                                             -----------------------------------
                                              Name:  Donald C. Burke
                                              Title: Vice President


                                        BLACKROCK ADVISORS, LLC


                                        By:
                                             -----------------------------------
                                              Name:  Donald C. Burke
                                              Title: Managing Director


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                                  Schedule A
                                  ----------

                              Administration Fee
                              ------------------

None.


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                                   Exhibit A
                                   ---------

BlackRock Large Cap Growth Retirement Portfolio
BlackRock Large Cap Value Retirement Portfolio
BlackRock Large Cap Core Retirement Portfolio